Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

July 13, 2017

Amicus Therapeutics, Inc.

1 Cedar Brook Drive

Cranbury, NJ 08512

Re:          Underwritten Public Offering

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-211005) (as amended from time to time, the “Registration Statement”), filed by Amicus Therapeutics, Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) on April 29, 2016, under the Securities Act of 1933, as amended (the “Securities Act”), and which became automatically effective upon the filing thereof, for the registration of, among other things, an indeterminate number of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), which may be issued as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated July 13, 2017 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 21,122,449 shares of the Common Stock (which amount includes up to 2,755,102 shares of Common Stock for which the underwriters in the offering have been granted an option to purchase (collectively, the “Shares”)), which Shares are covered by the Registration Statement.  We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus.

We have acted as your counsel in connection with the issue and sale by the Company of the Shares.  We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) and the Pricing Committee, duly appointed by the Board of Directors of the Company, in connection with the authorization, issuance and sale of the Shares.  We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to, the Registration Statement, the Prospectus, the Underwriting Agreement, the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Restated Bylaws, as amended, certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed:  (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as certified or photostatic copies, (d) the authenticity of the originals of such latter documents and (e) that the Shares will be issued against payment of valid consideration under applicable law.  As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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www.pepperlaw.com

Amicus Therapeutics, Inc.

July 13, 2017

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference of our firm in the Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP